SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report: JULY 2, 2004

FIRST NATIONAL BANKSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	001-31883	20-0175526

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

2150 Goodlette Road North, Naples, Florida	34102

(Address of principal executive offices)	(Zip code)

(239) 262-7600

(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

On June 30, 2004, First National Bankshares of Florida, Inc., (the “Company”), announced the signing of a definitive agreement between the Company and First Bradenton Bank. Under the terms of the agreement, the Company will issue shares of its common stock for shares of First Bradenton Bank’s common stock in a tax-free exchange.

The press release is attached as an exhibit and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO. DESCRIPTION OF EXHIBIT

99.1	Press release dated June 30, 2004 announcing the signing of a definitive merger agreement between First National Bankshares of Florida, Inc. and First Bradenton Bank.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First National Bankshares of Florida, Inc.
(Registrant)

By:	/s/ Robert T. Reichert

Name:	Robert T. Reichert
Title:	Senior Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: July 2, 2004

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